UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2011

APOLLO INVESTMENT CORPORATION

(Exact name of Registrant as specified in its charter)

Maryland	814-00646	52-2439556
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification Number)

9 West 57th Street, New York, NY 10019

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (212) 515-3450

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On August 2, 2011, Apollo Investment Corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved three proposals. The proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on June 21, 2011. As of June 8, 2011, the record date, 195,914,060 shares of common stock were eligible to vote.

Proposal 1: The Company’s stockholders elected three Class I directors of the Company, who will each serve for a term of three years, or until his or her successor is duly elected and qualified, as follows:

Name of Director	FOR	WITHHELD	Broker Non-Vote

Frank C. Puelo	122,689,495	5,450,979	30,466,392
Carl Spielvogel	122,487,420	5,653,054	30,466,392
Jeanette Loeb	122,563,397	5,577,077	30,466,392

Proposal 2: The Company’s stockholders ratified the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company for fiscal year ending March 31, 2012 as follows:

FOR	AGAINST	ABSTAIN	Broker Non-Vote
156,530,018	1,153,200	923,648	0

Proposal 3: The Company’s stockholders approved a proposal to authorize flexibility for the Company, with the approval of its Board of Directors, to sell shares of its common stock (during the next 12 months) at a price below the Company’s then current net asset value per share, subject to certain limitations (including that the cumulative number of shares sold pursuant to such authority does not exceed 25% of its then outstanding common stock immediately prior to each such sale). The proposal was approved pursuant to the voting results set forth below:

FOR	AGAINST	ABSTAIN	Broker Non-Vote

114,286,898	12,822,975	1,030,601	30,466,392

The vote on the above proposal, adjusted for 14,297,340 shares held by affiliated persons of the Company was as follows:

FOR	AGAINST	ABSTAIN	Broker Non-Vote

99,989,558	12,822,975	1,030,601	30,466,392

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2011	APOLLO INVESTMENT CORPORATION

	By:	/s/ Joseph D. Glatt
Joseph D. Glatt
Secretary

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